UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Annemarie Tierney to Board of Directors

On November 26, 2025, the Board of Directors (the “Board”) of CEA Industries Inc. (the “Company”) approved an increase in the size of the Board from five to six members and appointed Annemarie Tierney to fill the resulting vacancy as an independent director, effective as of November 26, 2025. Ms. Tierney will serve as a director until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. In connection with her appointment, the Board also appointed Ms. Tierney to serve as a member of the Audit Committee and the Nominating & Governance Committee of the Board, effective as of November 26, 2025.

Annemarie Tierney, 61, is the Founder and Principal of Liquid Advisors Inc., a strategic advisory firm serving financial services and digital asset industry clients, a position she has held since November 2019. Through Liquid Advisors, she provides strategic consulting and expert witness services to private investment funds, broker-dealers, policy organizations, national stock exchanges, and private company liquidity service providers, with a focus on securities law, market structure, risk assessment, and governance. From September 2018 to September 2019, Ms. Tierney served as Head of Strategy and General Counsel at Templum, Inc., a broker-dealer and alternative trading system focused on primary offerings and secondary trading of unregistered digital securities. Prior to that, she held senior roles at Nasdaq Private Market and SecondMarket Holdings, Inc. (now Digital Currency Group), and previously served in legal and regulatory roles at NYSE Euronext, Skadden, Arps, Slate, Meagher & Flom LLP, and the U.S. Securities and Exchange Commission. She is a long-standing member of the Board of Directors of the Association of SEC Alumni (ASECA), for which she served as President from 2023 to 2025. Ms. Tierney holds FINRA Series 7, 63, and 24 licenses.

There are no arrangements or understandings between Ms. Tierney and any other persons pursuant to which she was selected as a director. Ms. Tierney has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Tierney has an interest that would be reportable under Item 404(a) of Regulation S-K. In connection with her service on the Board, Ms. Tierney will receive the standard compensation paid to the Company’s non-employee directors as described in the Company’s most recent proxy statement, which may include cash retainers and equity awards, with any applicable amounts pro-rated for service in the current year. The Company has also entered into its standard form of indemnification agreement with Ms. Tierney.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated: November 28, 2025	By:	/s/ David Namdar
	Name:	David Namdar
	Title:	Chief Executive Officer